UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1 2016

THE MICHAELS COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36501 (Commission File Number)	37-1737959 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas   75063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders of The Michaels Companies, Inc. (the “Company”) was held on June 1, 2016. A total of 199,931,061 shares were present or represented by proxy at the meeting, representing approximately 96.3% of all shares entitled to vote at the meeting. The matters presented for a vote and the related results are as follows:

1.	Election of Directors

Proposal one was the election of eleven nominees to serve as directors of the Company each for a term of one year. The results of the vote were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joshua Bekenstein	164,922,123	32,203,292	2,805,646
Nadim El Gabbani	168,586,388	28,539,027	2,805,646
Monte E. Ford	192,715,596	4,409,819	2,805,646
Karen Kaplan	192,677,675	4,447,740	2,805,646
Lewis S. Klessel	168,586,845	28,538,570	2,805,646
Matthew S. Levin	152,099,455	45,025,960	2,805,646
John J. Mahoney	192,019,522	5,105,893	2,805,646
James A. Quella	169,070,770	28,054,645	2,805,646
Beryl B. Raff	192,677,572	4,447,843	2,805,646
Carl S. Rubin	151,210,170	45,915,245	2,805,646
Peter F. Wallace	152,099,151	45,026,264	2,805,646

Pursuant to the foregoing votes, the eleven nominees listed above were elected to serve on the Company’s Board of Directors. There were no additional director nominations brought before the meeting.

2.	Ratification of the Independent Registered Public Accountants

Proposal two was the ratification of the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the current fiscal year. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
199,836,306	86,073	8,682	0

Pursuant to the foregoing vote, the ratification of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the current fiscal year was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MICHAELS COMPANIES, INC.

       By:  /s/ Michael J. Veitenheimer

        Michael J. Veitenheimer

        Executive Vice President, Secretary

    and General Counsel

Date: June 2, 2016